Exhibit 99.1

Contact:
Jack Howarth, Vice President, Investor Relations
908-429-8350

FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS, INC. ANNOUNCES INTENT TO VOLUNTARILY
DELIST FROM THE NEW YORK STOCK EXCHANGE
     BRISTOL, TENNESSEE, February 8, 2011 — King Pharmaceuticals, Inc. (NYSE: KG) (the “Company”) announced today that it has submitted written notice to the New York Stock Exchange (the “NYSE”) of its intention to voluntarily delist its common stock, no par value, from the NYSE. The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on February 18, 2011 to delist its common stock. The common stock will continue to be listed through February 28, 2011 and will no longer be listed on March 1, 2011. The Company intends to file a Form 15 with the SEC on or about on March 1, 2011 in order to terminate the registration of the common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to notify the SEC of the automatic suspension of its public reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.
     As previously announced on January 31, 2011, Pfizer Inc. (“Pfizer”), through its wholly-owned subsidiary, Parker Tennessee Corp. (“Merger Sub”), acquired approximately 92.5% of the outstanding shares of the Company’s common stock following the successful completion of a tender offer (the “Tender Offer”) for all of the outstanding shares of common stock. Pursuant to the previously disclosed Agreement and Plan of Merger, dated as of October 11, 2010, among Pfizer, the Company, and Merger Sub, Pfizer intends to complete its acquisition of the Company by effecting a short form merger (the “Merger”) on or about February 28, 2011 in accordance with the provisions of the Tennessee Business Corporation Act. Pursuant to the Merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Pfizer. Each share of the Company’s common stock outstanding immediately prior to the effective time of the Merger that was not accepted for payment pursuant to the Tender Offer (other than shares held by Pfizer or any subsidiary of Pfizer, including Merger Sub, which shares will be cancelled without any conversion) will, at the effective time of the Merger, be converted into the right to receive $14.25 per share net to the shareholder in cash, without interest and less any required withholding taxes. As a result of the Merger, the Company will become a wholly-owned subsidiary of Pfizer and a trading market for the Company’s common stock will no longer exist. Additionally, upon the delisting, the Company will qualify to terminate the registration of its common stock under Section 12 of the Exchange Act and exit the SEC periodic reporting system. The common stock will not be listed or registered on another national securities exchange or for quotation in a quotation medium.
     As of the date of the filing of the Form 15, the Company’s obligation to file certain reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended, and other filing requirements will terminate upon the effectiveness of the deregistration, which should occur 90 days after the filing of the Form 15.

About King Pharmaceuticals, Inc.
King Pharmaceuticals, Inc., headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma, LLC, is also a leader in the development, registration, manufacture and marketing of pharmaceutical products for food producing animals.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, the risk factors disclosed in our Annual Report on Form 10-K, as added to or revised by our subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors” and unexpected delays or impediments to the merger of King and Parker Tennessee Corp. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these in light of new information or future events.
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EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620